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Exhibit 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

April 1, 2002

Dear Sir/Madam:

We have read Abbott Laboratories Item 4 included in the Form 8-K/A dated April 1, 2002 to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

Arthur Andersen LLP

cc: Mr. Thomas C. Freyman, Senior Vice President,
    Finance and Chief Financial Officer, Abbott Laboratories

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  Exhibit 16